UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      June 25, 2021

COMSOVEREIGN HOLDING CORP.

(Exact name of registrant as specified in charter)

Nevada	333-150332	46-5538504
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

5000 Quorum Drive, Suite 400 Dallas, TX	75254
(Address of Principal Executive Offices)	(zip code)

(904) 834-4400

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	COMS	The Nasdaq Stock Market LLC

Warrants to purchase Common Stock	COMSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

                                 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 25, 2021, COMSovereign Holding Corp. (the “Company”) held its Annual Meeting of Stockholders for the fiscal year ended December 31, 2020 (the “Annual Meeting”). Holders of 38,085,622 shares of the Company's common stock were present in person or by proxy at the Annual Meeting, representing 53.8% of the total outstanding shares of common stock, and therefore constituting a quorum of more than a majority of the shares outstanding and entitled to vote at the Annual Meeting, as of the record date of April 28, 2021. The final voting result for each matter submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1: Election of Directors

The following seven individuals were elected as the Board of Directors of the Company to serve as directors until the next Annual Meeting of Stockholders or until their successors have been duly elected and qualified. No broker Non-votes are counted.

	For	Withheld
Daniel L. Hodges	35,641,060	2,444,562
John E. Howell	35,490,812	2,594,810
David Aguilar	35,811,659	2,273,963
Richard J. Berman	34,916,837	3,168,785
Brent M. Davies	35,469,646	2,615,976
Kay Kapoor	34,377,860	3,707,762
James A. Marks	35,579,838	2,505,784

Proposal 2: Approval of Amendment to the 2020 Long-Term Incentive Plan

The stockholders approved the amendment to the Company’s 2020 Long-Term Incentive Plan.

	For	Against	Abstain
Total Shares Voted	30,727,182	6,758,661	599,779

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMSOVEREIGN HOLDING CORP.

Date: June 28, 2021	By:	/s/ Daniel L. Hodges
	Name: Title:	Daniel L. Hodges Chief Executive Officer

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